                                                                  EXHIBIT (g)(5)


                                    EXHIBIT A
  List of Pacific Select Fund Portfolios Covered by the Custody Agreement and
   Amendments thereto by and among Pacific Select Fund, State Street Bank and Trust Company of California, N.A. and State Street Bank and Trust Company.

Blue Chip Portfolio                 Aggressive Growth Portfolio
Aggressive Equity Portfolio         Emerging Markets Portfolio
Diversified Research Portfolio      Small-Cap Equity Portfolio
International Large-Cap Portfolio   Equity Portfolio
Short Duration Bond Portfolio       I-Net Tollkeeper Portfolio
Financial Services Portfolio        Health Sciences Portfolio
Technology Portfolio                Telecommunications Portfolio
Multi-Strategy Portfolio            Main Street Core Portfolio (formerly the Large-Cap Core Portfolio)
Growth LT Portfolio                 Focused 30 Portfolio
Mid-Cap Value Portfolio             International Value Portfolio
Capital Opportunities Portfolio     Global Growth Portfolio
Equity Index Portfolio              Small-Cap Index Portfolio
Inflation Managed Portfolio         Managed Bond Portfolio
Small-Cap Value Portfolio           Money Market Portfolio
High Yield Bond Portfolio           Equity Income Portfolio
Research Portfolio                  Large-Cap Value Portfolio
Real Estate Portfolio               Comstock Portfolio (formerly the Strategic Value Portfolio)
Mid-Cap Growth Portfolio


Effective May 1, 2003 agreed to and accepted by:

PACIFIC SELECT FUND

By:   /s/ Thomas C. Sutton                   Attest:   /s/ Audrey L. Milfs
   __________________________________               ____________________________
   Name:  Thomas C. Sutton                          Name:  Audrey L. Milfs
   Title: Chairman of the Board and Trustee         Title: Secretary


STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.


By:   /s/ Stephen Hilliard                   Attest:   /s/ BZ Edwards
   __________________________________               ____________________________
                                             By:       Beverly Z. Edwards, V.P.


STATE STREET BANK AND TRUST COMPANY

By:   /s/ Robert G. Novellano                Attest:   /s/ BZ Edwards
    __________________________________              ____________________________
                                             By:       Beverly Z. Edwards, V.P.